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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         With reference to the Quarterly Report of Marvell Technology Group Ltd. (the "Company") on Form 10-Q for the quarter ended October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Sehat Sutardja, Ph.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ SEHAT SUTARDJA
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Dr. Sehat Sutardja, Ph.D.
Co-Chairman of the Board,
President and Chief Executive Officer
December 15, 2003